UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2021

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Initial Public Offering

On April 27, 2021, Latham Group, Inc. (the “Company”) completed the initial public offering (the “Initial Public Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”), which was previously reported on a Registration Statement on Form S-1 (File No. 333-254930). In the Initial Public Offering, the Company sold 23,000,000 shares of Common Stock at a purchase price per share $17.67 (the offering price to the public of $19.00 per share minus the underwriting discount and commissions), which includes 3,000,000 shares issued pursuant to the exercise by the underwriters of their over-allotment option. The Company used $168.7 million of net proceeds from the Initial Public Offering to repay $168.7 million of its indebtedness under certain credit facilities and $216.7 million of net proceeds from the Initial Public Offering to purchase 12,264,438 shares of Common Stock from affiliates of Pamplona Capital Management, LLC and Wynnchurch Capital, L.P. and a current employee who is not an executive officer or a director of the Company. The Company intends to use $14.7 million of the remaining net proceeds for general corporate purposes.

On April 27, 2021, the Company issued a press release announcing the closing of the Initial Public Offering. This press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Latham Group, Inc. dated April 27, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2021

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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